Exhibit 10.5
CONSULTING AND PROFESSIONAL SERVICES AGREEMENT
(Independent Contractor)

This CONSULTING AND PROFESSIONAL SERVICES AGREEMENT (the “Agreement”) is entered into as of June 30, 2011, by and between J2 MINING VENTURES LIMITED (“Consultant”), and TITAN IRON ORE CORP, incorporated in the State of Nevada (the “Company”).

In consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

1.           Consulting Services.  Consultant hereby agrees to provide and perform for the benefit of the Company certain geological, engineering, marketing and project management services (each individually, a “Service” and collectively, the “Services”), as may be requested by the Company from time to time, and the Company hereby hires and engages Consultant to provide and perform the same. The services are anticipated to be provided by Consultant in Tucson, Arizona and at mining exploration properties owned or controlled by the Company.

2.           Fees and Expenses.  For the services hereunder, subject to any applicable regulatory approvals, the Company will pay to Consultant a monthly fee of US$8,000.

In addition to any fees that may be payable to Consultant hereunder, the Company will promptly reimburse Consultant from time to time within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services hereunder, which are approved by the Company.

3.           Term of Agreement.  The term of this Agreement shall commence as of the date first set forth above, and is expected to continue through the end of calendar year 2011, and will automatically renew on a yearly basis unless terminated by either party, and provided further, that nothing contained herein shall in any way prevent the Company from terminating this Agreement earlier at its sole discretion at any time, with or without cause.  If the Company exercises its right to terminate this Agreement, it shall only be obligated to pay Consultant for the fees actually earned by Consultant in performing the Services up to the time that such right of termination is exercised and effective.

4.           Billing for Services.  Consultant shall submit itemized invoices to the Company each month in which services are performed for the fees earned pursuant to this Agreement during the previous month, and for any costs or expenses previously authorized by the Company.  Such invoices shall include a breakdown of the Services provided to the Company, on a project by project and property by property basis, the number of days worked during such time period for such Services, an itemization of all such costs and expenses, and any other information that the Company may request.  The Company shall make payment for all such charges incurred in accordance with the terms of this Agreement and properly reflected in such invoice to the Consultant within ten (10) business days after the receipt of each invoice.

5.           Independent Contractor Status.  The relationship of Consultant to the Company is that of an independent contractor, and nothing herein shall be construed or deemed as creating any other relationship.  Without limiting the foregoing, the relationship between the parties hereto shall not be deemed to be that of an employer-employee, joint venture, or partnership.  As an independent contractor, Consultant shall have the sole responsibility for paying taxes, workers compensation, employee benefits (if any), and all similar obligations, and shall be charged with performing the Services in the way that Consultant deems the most feasible or desirable.

6.           Confidential Information and Work for Hire.  Consultant and the Company hereby acknowledge and agree that in connection with the performance of the Services set forth herein, Consultant shall be provided with or shall otherwise be exposed to or receive certain confidential and/or proprietary information of the Company or of third parties and may develop certain products, services, methods, know-how, procedures, formulae, processes, specifications, and information of a similar nature that relate to the Services rendered hereunder.  Consultant therefore agrees to maintain and preserve the secrecy and confidentiality of any and all proprietary and business secret or confidential information and data.  In the course of performing the Services hereunder Consultant may develop certain processes, formulations, inventions, data, reports, records, information, prototypes, know-how, designs, drawings, schematics, manuals, ideas, or other products or materials, including ideas that may be protectable under intellectual property laws (all of the foregoing collectively referred to herein as “Work Product”).  Consultant acknowledges that all Work Product created by it during the term of this Agreement or which relates to the Services performed hereunder shall be the property of the Company, and Consultant hereby agrees to take all actions requested by the Company in order to vest ownership of the Work Product in them.  Should the Company seek intellectual property protection for any Work Product, Consultant agrees to execute any documents and take any actions reasonably requested by them to effectuate the same, all at no additional cost.

7.           Audit and Records.  Consultant shall keep accurate records and books of account showing all charges, disbursements, and expenses made or incurred by Consultant in the performance of the Services.  The Company shall have the right, upon reasonable notice, to audit at any time up to one year after payment of its final invoice, the direct costs, expenses, and disbursements made with respect to the performance of the Services.

8.           Title to Materials and Equipment.  All materials and equipment furnished by the Company and all materials and equipment the cost of which shall be reimbursed to Consultant by the Company hereunder are to be and remain the sole property of the Company and are to be returned within thirty (30) days of the expiration or earlier termination of this Agreement, or within ten (10) days after written demand, whichever first occurs.

9.           Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns.  This Agreement may not be assigned, transferred, conveyed, or encumbered, whether voluntarily or by operation of law, by Consultant without the prior written consent of the Company (which may be granted or withheld in its sole and absolute judgment).

10.         Notices, Etc.  All notices, demands, and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or similar transmission) and mailed (by certified mail, return receipt requested), sent, or delivered (including by way of overnight courier service), (i) if to Consultant, to:

 J2 Mining Ventures Limited
 3040 N. Campbell Ave, Suite 110
 Tucson, Arizona 85719

 or (ii) if to the Company, to:

 Digital Yearbook Inc.
 4320 – 196 Street, S. W., #111
 Lynwood, Washington 98036

or, as to each party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party.  All such notices, demands, and communications shall be effective when sent; provided, however, that if sent by facsimile transmission, notices, demands, and other communications shall be confirmed by same day certified mail, return receipt requested.

11.         Amendments, Etc.  No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto.  Any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

12.         Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties and supersedes all previous understandings, agreements, communications, and representations, whether written or oral, concerning the treatment of information and other matters to which this Agreement relates.

13.         No Waiver; Remedies.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.         Severability.  Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

15.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Arizona.  Each party hereby consents to the laying of venue for any action under this contract with the Superior Court for Pima County, Arizona, and, for such purposes, each of the parties hereby consents to the jurisdiction of such court.

16.         Captions.  The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

17.         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  One or more counterparts of this Agreement may be delivered via telecopier with the intention that they shall have the same effect as an original executed counterpart hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

J2 MINING VENTURES LIMITED

By:	/s/ John R. Hedges

Name:	John R. Hedges

TITAN IRON ORE CORP.

By:	/s/ Andrew Bodkey

Its:	CEO